UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FIRST FINANCIAL NORTHWEST, INC.

(Name of Registrant as Specified In Its Charter)

Stilwell Value Partners II, L.P.

Stilwell Value Partners V, L.P.

Stilwell Value Partners VI, L.P.

Stilwell Value Partners VII, L.P.

Stilwell Partners, L.P.

Stilwell Associates, L.P.

Stilwell Associates Insurance Fund of the S.A.L.I Multi-Series Fund L.P.

Stilwell Value LLC

Stilwell Advisers LLC

Joseph Stilwell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STILWELL VALUE PARTNERS, LP

111 BROADWAY, 12TH FLOOR NEW YORK, NY 10006
(212) 269-1551

February 28, 2012

Dear Fellow FFNW Owner,

I write to you as the representative of one of our Company's largest shareholders. I believe FFNW's current board and CEO have failed us; consequently, we will be running for the board of directors at the upcoming annual meeting.

Since coming public in 2007 FFNW has lost almost $100 million. Despite these losses, I believe our CEO, Victor Karpiak−and his rather compliant board−take little or no personal responsibility for their failures. Instead, Victor and this board speak−publicly and privately−of using our Company's capital to buy another bank. Their lack of humility, of being even slightly chastened by their years of losses, makes me believe that Victor should be removed by shareholders from the board of directors and that the board should then remove him from the Company.

FFNW has a weak board−a majority of whom are either cowards or fools. What else can explain their giving Victor a pay raise last year? And the year before? And the year before? And the year before? While our Company was losing nearly $100 million, Victor was paid more than $3.7 million. This board seems to spend more time taking care of Victor and Victor's financial well-being than they do taking care of the interests of our Bank. They have no shame, and I believe only a repudiation from shareholders can change this corporate dysfunction.

To my way of thinking, any decently functioning board would have thrown Victor to the wolves; instead, these fools gave him pay raises year-in and year-out. At the annual meeting, we're going to work to take Victor off the board, and then we're going to work to remove him from management. We believe our Company should hire an investment banker to maximize shareholder value. We believe the new board and management should run our Bank with austerity. And we will do our best to ensure that this will be the last annual meeting held in a rented theatre.

Sincerely,

P.S. If you have any questions or comments, please feel free to contact us at info@stilwellgroup.com or 212.269.1551.

THIS COMMUNICATION MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE GROUP FROM THE COMPANY’S SHAREHOLDERS IN CONNECTION WITH THE COMPANY’S 2012 ANNUAL MEETING. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY JOSEPH STILWELL AND OTHER PARTICIPANTS FROM THE COMPANY’S SHAREHOLDERS FOR USE AT THE COMPANY’S 2012 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF THE COMPANY AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.